UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Master Spread Acquisition and MSR Servicing Agreement

On April 30, 2015, PennyMac Mortgage Investment Trust (the “Company”), through one of its subsidiaries, PennyMac Holdings, LLC (“PMH”), entered into an Amended and Restated Master Spread Acquisition and MSR Servicing Agreement with PennyMac Loan Services, LLC (“PLS”) (the “Spread Acquisition Agreement”). The Spread Acquisition Agreement was approved by the independent members of the Company’s board of trustees.

Pursuant to the Spread Acquisition Agreement, PMH may acquire from PLS, from time to time, the right to receive excess servicing spread (“ESS”) arising from mortgage servicing rights (“MSRs”) acquired by PLS, in which case PLS generally would be required to service or subservice the related mortgage loans for the applicable agency or investor. The Company currently intends to use the Spread Acquisition Agreement for the limited purpose of acquiring ESS relating to Ginnie Mae MSRs owned or acquired by PLS.

To the extent PLS refinances any of the mortgage loans relating to the ESS acquired by PMH, the Spread Acquisition Agreement contains recapture provisions requiring that PLS transfer to PMH, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. In any month where the transferred ESS relating to such newly originated mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, the Spread Acquisition Agreement also contains provisions that require PLS to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the Spread Acquisition Agreement contains provisions that require PLS to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire cash to PMH in an amount equal to such fair market value in lieu of transferring such ESS.

The Spread Acquisition Agreement amends and restates that certain spread acquisition and MSR servicing agreement originally entered into by and between PMH and PLS on December 30, 2013. The primary purpose of the amendment and restatement was to evidence the ownership of the ESS under participation certificates and to otherwise incorporate the terms of previously executed amendments.

The Spread Acquisition Agreement contains customary representations, warranties and covenants between PMH and PLS, as well as indemnities in favor of each party as a result of losses caused by certain actions or inactions of the other party. As a condition to its acquisition of the ESS, PMH is also required to subordinate its rights to the ESS and its rights under the Spread Acquisition Agreement to the rights and interests of Ginnie Mae in the MSRs as a whole, inclusive of the acquired ESS.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Spread Acquisition Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 hereto. The specific terms of each transaction under the Spread Acquisition Agreement will be subject to the terms of such agreement as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

Loan and Security Agreement

On April 30, 2015, the Company, through PMH, entered into a loan and security agreement (the “Loan Agreement”) with PLS, pursuant to which PMH may borrow up to $150 million from PLS for the purpose of financing ESS. PLS then re-pledges such ESS to Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) under a Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015, by and among CSFB, PLS and Private National Mortgage Acceptance Company, LLC, as guarantor (the “CSFB LSA”), and pursuant to which PLS finances certain of its MSRs and related participation interests and servicing advance receivables with CSFB. In connection with the execution of the Loan Agreement, the CSFB LSA was amended to increase the maximum loan amount thereunder from $257 million to $407 million. The $150 million increase was implemented to allow for PLS’s re-pledge to CSFB of ESS pledged by PMH under the Loan Agreement. The aggregate loan amount outstanding under the CSFB LSA and relating to re-pledged ESS by PLS is guaranteed in full by PMT (the “Guaranty”). The Loan Agreement and the Guaranty were approved by the independent members of the Company’s board of trustees.

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The principal amount of the borrowings under the Loan and Security Agreement is based upon a percentage of the market value (the “collateral value”) of the ESS pledged by PMH, subject to the maximum loan amount described above. Pursuant to the Loan Agreement, PMH grants to PLS a security interest in all of its right, title and interest in, to and under the ESS pledged to secure loans.

Upon PMH’s repayment of the borrowings, PMH is required to repay PLS the principal amount of such borrowings plus accrued interest (at a rate reflective of the current market and equal to PLS’s applicable rate under the CSFB LSA) to the date of such repayment, and PLS is required to repay CSFB the corresponding amount under the CSFB LSA. PMH is also required to pay PLS a fee for the structuring of the CSFB LSA in an amount equal to the portion of the corresponding fee paid by PLS to CSFB under the CSFB LSA and allocable to the increase in the maximum loan amount resulting from the ESS financing.

The Loan Agreement contains margin call provisions that require PMH, to the extent that the outstanding loan amount related to the ESS at any time exceeds the collateral value of such ESS, to repay borrowings in the amount required to eliminate such excess. The Loan Agreement also requires that PMH make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants consistent with PMH’s other credit facilities. The Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Loan Agreement and the liquidation of the pledged ESS then securing the borrowings.

The foregoing descriptions of the Loan Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and Guaranty, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Amended and Restated Security and Subordination Agreement

On April 30, 2015, the Company, through PMH, entered into an Amended and Restated Security and Subordination Agreement (the “Security Agreement”) with CSFB. The Security Agreement was approved by the independent members of the Company’s board of trustees.

Under the terms of the Security Agreement, PMH pledged to CSFB its rights under the Spread Acquisition Agreement and its interest in any ESS purchased thereunder. The Security Agreement was required as a result of the CSFB LSA, pursuant to which PLS pledged to CSFB all of its rights and interests in the Ginnie Mae MSRs it owns or acquires, and a separate acknowledgement agreement to be executed with respect thereto, by and among Ginnie Mae, CSFB and PLS. As a condition to permitting PLS to transfer to PMH the ESS relating to a portion of those pledged Ginnie Mae MSRs, CSFB required such transfer to be subject to CSFB’s continuing lien on the ESS, the pledge and acknowledgement of which were effected pursuant to the Security Agreement. CSFB’s lien on the ESS remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the Spread Acquisition Agreement and the terms of the acknowledgement agreement.

The Security Agreement contains representations, warranties and covenants by PMH that are substantially similar to those contained in the Company’s other financing arrangements with CSFB. The Security Agreement also permits CSFB to liquidate the ESS along with the related MSRs to the extent there exists an event of default under the CSFB LSA, and it contains certain trigger events, including breaches of representations, warranties or covenants, guarantor defaults, and defaults under other of the Company’s credit facilities, that would require PLS to either (i) repay in full the outstanding loan amount under the CSFB LSA or (ii) repurchase the ESS from PMH at fair market value. To the extent PLS is unable to repay the loan under the CSFB LSA or repurchase the ESS, an event of default would exist under the CSFB LSA, thereby entitling CSFB to liquidate the ESS and the related MSRs. In the event PMH’s ESS is liquidated as a result of certain actions or inactions of PLS, PMH would be entitled to seek indemnity under the Spread Acquisition Agreement.

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The Security Agreement amends and restates that certain security agreement originally entered into by and between PMH and PLS on December 30, 2013. The primary purpose of the amendment and restatement was to provide CSFB with remedies under the Security Agreement relating to the Company’s obligations under the Guaranty.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.4 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the sections entitled Loan and Security Agreement and Amended and Restated Security and Subordination Agreement in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.
10.2	Loan and Security Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.
10.3	Guaranty, dated as of April 30, 2015, by PennyMac Mortgage Investment Trust in favor of Credit Suisse First Boston Mortgage Capital LLC.
10.4	Amended and Restated Security and Subordination Agreement, dated as of April 30, 2015, between PennyMac Holdings, LLC and Credit Suisse First Boston Mortgage Capital LLC.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: May 6, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.
10.2	Loan and Security Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.
10.3	Guaranty, dated as of April 30, 2015, by PennyMac Mortgage Investment Trust in favor of Credit Suisse First Boston Mortgage Capital LLC.
10.4	Amended and Restated Security and Subordination Agreement, dated as of April 30, 2015, between PennyMac Holdings, LLC and Credit Suisse First Boston Mortgage Capital LLC.

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